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                                                                    EXHIBIT 23.8


                          CONSENT OF DIRECTOR DESIGNEE


     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the reference to him under the caption "Management and Operations After the Merger" in the Summary and under the captions "THE MERGER -- Management and Operations After the Merger" and "THE
MERGER -- Interests of Certain Persons in the Merger" in the Joint Proxy Statement -- Prospectus constituting part of this Registration Statement.


                                         /s/          H. CLARK GOODWIN


                                                    H. CLARK GOODWIN


Dated: November 8, 1995